UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2025

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Acquisition of Roundhouse Electric & Equipment Co., Inc.

On July 1, 2025, Longhorns Acquisition LLC (“Kingsway Buyer”), a subsidiary of Kingsway Financial Services Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Armando Gonzales and Lee Hudson (the “Sellers”), pursuant to which, subject to the terms and conditions of the Purchase Agreement, Kingsway Buyer acquired from the Sellers all of the issued and outstanding equity securities (the “Purchased Securities”) of Roundhouse Electric & Equipment Co., Inc., a Texas corporation (“Roundhouse”). The acquisition closed effective as of 12:01 a.m. Central Time on July 1, 2025.

Pursuant to the terms of the Purchase Agreement, as consideration for the Purchased Securities, Kingsway Buyer (a) granted to Sellers rollover phantom equity rights valued at approximately $3.5 million (the “Phantom Equity Rights”) and (b) paid cash consideration based on an enterprise valuation equal to $22.35 million minus the Phantom Equity Rights (the “Closing Consideration”), of which $1,313,000 was delivered to an escrow account for purposes of satisfying any potential (x) post-closing purchase price adjustment, (y) Sellers’ indemnification obligations and (z) certain defined pre-closing tax liabilities of Roundhouse. The Closing Consideration was financed with a combination of cash on hand and debt financing provided by Main Street Bank, as described below, and is subject to adjustment based on the final determination of the amount of working capital, indebtedness, transaction expenses and cash of Roundhouse as of the closing.

The Purchase Agreement contains customary representations and warranties and covenants from the Sellers, including but not limited to representations and warranties about Roundhouse’s business, financial statements, material contracts, liabilities, real property, intellectual property, inventory, customers and suppliers, legal proceedings, environmental matters, product liability, employee benefit matters and tax matters. The Sellers are also subject to customary indemnification obligations related to breaches or misrepresentations under the Purchase Agreement, customary covenants and any losses related to transaction expenses, indebtedness, tax filings and certain pre-closing, transfer and other taxes of Sellers and Roundhouse, subject in the case of misrepresentations (other than with respect to fundamental representations) to a deductible of $110,000 and a liability cap equal to $120,000. In connection with the entry into the Purchase Agreement, Kingsway Buyer has obtained a customary representations and warranties insurance policy as recourse for certain losses arising out of breaches of the representations and warranties of the Sellers in the Purchase Agreement.

Kingsway Buyer also made customary representations and warranties and covenants, including but not limited to representations and warranties about Kingsway Buyer’s authority to enter into the transaction and investment intent. Kingsway Buyer is also subject to customary indemnification obligations related to breaches or misrepresentations under the Purchase Agreement and customary covenants, subject to a maximum liability cap equal to the preliminary purchase price under the Purchase Agreement and, in the case of misrepresentations (other than with respect to fundamental representations), to a deductible of $110,000.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties to the Purchase Agreement in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Main Street Credit Agreement

On July 1, 2025, Kingsway Buyer and Roundhouse (collectively, “Borrowers”) entered into a new secured term credit facility (together with the term loan note and revolving demand line of credit note, the “Credit Agreement”) with Main Street Bank as lender (“Lender”). The new facility comprises a ten year $11 million term loan (the “Term Loan”), a revolving credit facility of up to $500,000 (the “Revolver”) and a non-revolving equipment guidance line of credit facility of up to $750,000 (the “Equipment Loan”). The payment and performance by Borrowers are not guaranteed by the Company or any subsidiary of the Company not a party to the Credit Agreement.

Prior to June 30, 2028, the Term Loan may be prepaid at the option of Borrowers at any time in whole or in part, provided that concurrently with any such prepayment, Borrowers shall pay a prepayment fee of between 1.00% and 3.00% of the amount prepaid, depending on the date of the prepayment. After June 30, 2028, the Term Loan may be prepaid at the option of Borrowers at any time in whole or in part without premium or penalty.

Borrowings under (i) the Term Loan will bear interest at a floating rate equal to the 1-month Term SOFR Rate plus 3.30%, subject to a minimum interest rate of 5.00%, (ii) the Revolver will bear interest at a floating rate equal to the highest per annum Wall Street Journal Prime Rate plus 0.75%, subject to a minimum interest rate of 6.50% and (iii) the Equipment Loan will bear interest at a fixed rate equal to the Federal Home Loan Bank of Boston Seven-Year Classic Advance rate plus 2.50%, subject to a minimum interest rate of 7.00%.

Amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of customary events of default. In addition to various other customary covenants and commitments, the Credit Agreement requires that, subject to a limited cure right, Borrowers:

●	Not permit the Debt Service Coverage Ratio (as defined in the Credit Agreement) to be less than 1.20 to 1.00;

●	Maintain a Senior Funded Debt Ratio (as defined in the Credit Agreement) of not more than 3.00 to 1.00; and

●	Maintain a Total Funded Debt Ratio (as defined in the Credit Agreement) of not more than 4.00 to 1.00.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01         Regulation FD Disclosure.

On July 2, 2025, the Company issued a press release announcing the acquisition of Roundhouse. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated July 1, 2025, by and among Longhorns Acquisition LLC, Armando Gonzales and Lee Hudson.*

10.2	Credit Agreement, dated July 1, 2025, by and between Roundhouse Electric & Equipment Co., Inc., Longhorns Acquisition LLC and Main Street Bank.*

99.1	Press Release issued July 2, 2025 by Kingsway Financial Services Inc.

104	Cover Page Interactive Data File

* The annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such annexes, schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: July 7, 2025	By:	/s/ Kent A. Hansen
Name: Kent A. Hansen
Title: Chief Financial Officer